UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

(781) 792-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 5, 2016, Clean Harbors, Inc. (“Clean Harbors” or the “Company”) appointed Michael L. Battles, age 47, as the Company’s Executive Vice President and Chief Financial Officer (“CFO”), as part of a planned transition. Mr. Battles has served as the Company's Senior Vice President, Corporate Controller and Chief Accounting Officer (“CAO”) since 2013. James M. Rutledge, the Company's CFO since 2005, will remain with the Company in his current roles as Vice Chairman and President of the Company.

Prior to joining Clean Harbors, Mr. Battles spent 12 years in a variety of senior financial positions at PerkinElmer Inc. (“PerkinElmer”) (NYSE: PKI), a global leader in human and environmental health. Most recently, he was Vice President and Chief Financial Officer of PerkinElmer's Human Health business. Prior to his role in Human Health, he served as PerkinElmer’s Chief Accounting Officer for several years and Acting Chief Financial Officer during a one-year search period. Prior to PerkinElmer, Mike held several positions at Deloitte & Touche LLP from 1990 to 2001, including senior manager, accounting and auditing. He earned a Bachelor of Science degree in Business Administration with a concentration in accounting from the University of Vermont. He is a Certified Public Accountant.

The terms of Mr. Battles’ employment with the Company are set forth in an accepted employment offer letter which is filed as Exhibit 10.56 to this report. In addition to eligibility for the Company’s standard benefits, Mr. Battles will be eligible to receive bonuses under the Company’s Senior Executive Incentive Plan (“SEIP”) and the Company’s Management Incentive Plan (“MIP”) and to participate in the Company’s Performance-Based Restricted Stock Program and Time-Based Restricted Stock Program.

In conjunction with the appointment of Mr. Battles as the Company’s CFO, Clean Harbors also appointed Eric J. Dugas, age 37, as the Company’s Vice President, Corporate Controller and CAO. As described above, prior to his appointment as CFO, Mr. Battles had served as the Company’s Corporate Controller and CAO.

Mr. Dugas began his career at Clean Harbors in early 2014 as the Director of External Reporting and Technical Accounting, where he was responsible for the Company's financial statements filed with the Securities and Exchange Commission (the “SEC”), the development of technical accounting processes and policies, aiding in the strengthening of internal controls, and finance support for recent acquisitions and the planned carve-out of the Company’s oil and gas services and lodging operations. Prior to joining Clean Harbors, Mr. Dugas spent 13 years with Deloitte & Touche LLP, where he held several positions of increasing management responsibility. He earned a Bachelor of Science degree in Accounting from Boston College and is a Certified Public Accountant.

Neither Mr. Battles nor Mr. Dugas is now or has been involved during the past three years in any related party transaction with the Company which would be reportable under Item 4.04(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.56	Michael L. Battles accepted offer letter effective as of January 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

January 11, 2016	/s/ Alan S. McKim
Chairman and Chief Executive Officer